UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2006

EPICOR SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20740	33-0277592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18200 Von Karman Avenue, Suite 1000, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 585-4000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective May 26, 2006, Epicor Software Corporation (the “Company”), with approval by the Compensation Committee of its Board of Directors of Epicor Software Corporation, approved a form of Notice of Grant of Stock Purchase Right and Restricted Stock Agreement for use under the Company’s 2005 Stock Incentive Plan (the “Plan”).

General Terms. The Notice of Grant of Stock Purchase Right and Restricted Stock Agreement provides for the grant of a right to purchase a number of shares of Company common stock subject to a vesting schedule. The recipient will vest in the restricted stock, or a portion thereof, in three equal, annual installments depending upon achievement of targets with respect to the Company’s revenue and EBITDA for each of three performance years. The recipient must pay a purchase price per share equal to the par value of Company common stock ($0.001), payable either by cash, check or some combination thereof. The recipient must make satisfactory arrangements to cover applicable tax withholdings which may include, in the administrator’s sole discretion, cash, withholding a portion of the shares subject to the grant, delivering already vested and owned shares of restricted stock, or selling a sufficient number of Company shares otherwise deliverable to the recipient through such means as the Company may determine in its sole discretion.

Vesting. Shares of restricted stock will be held in escrow and the Company’s reacquisition right will not lapse until vesting. Shares that have not vested upon the employee’s termination of service with the Company will be forfeited and automatically transferred to and reacquired by the Company. In addition, shares of restricted stock that do not vest as a result of the Company’s achievement with respect to revenue and EBITDA will be forfeited and automatically transferred to and reacquired by the Company.

Stockholder Rights. A restricted stock award recipient generally will have the rights of a Company stockholder, including voting rights and the right to receive any cash dividends, with respect to the shares upon their issuance. However, in the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination or other change in the corporate structure of the Company affected its common stock, any new or additional or different shares, cash or securities issued to the recipient in connection with the recipient’s restricted stock will generally be subject to the same vesting and other restrictions applicable to the unvested restricted stock.

This summary of the terms of the form of Notice of Grant of Stock Purchase Right and Restricted Stock Agreement is not intended to be complete and is qualified in its entirety by the form of Notice of Grant of Stock Purchase Right and Restricted Stock Agreement, to be filed subsequently.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICOR SOFTWARE CORPORATION (Registrant)

Date: June 2, 2006	By:	/s/ John D. Ireland
John D. Ireland Sr. Vice President; General Counsel